Exhibit 99.1

For more information, please contact:
MEDIA: Jon Harris
630-857-1440
jon.harris@conagrafoods.com

INVESTORS: Chris Klinefelter
402-240-4154
Chris.Klinefelter@ConAgraFoods.com

CONAGRA FOODS ANNOUNCES $300 MILLION EFFICIENCY PLAN
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ESTABLISHES CHICAGO HEADQUARTERS
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Reductions in SG&A and improved trade efficiency expected to be achieved in three years

OMAHA, Neb., October 1, 2015 — ConAgra Foods, Inc. (NYSE: CAG) today announced restructuring plans to improve profitability, advance its growth agenda and unlock shareholder value. ConAgra Foods expects to realize at least $300 million of efficiency benefits within the next three years through a combination of reductions in SG&A and enhancements to trade spend processes and tools.

Cost savings of approximately $200 million are expected to be derived from a combination of lower headcount and non-headcount costs which will be achieved by aggressively embracing zero-based budgeting, simplifying organizational structure by increasing spans of control and reducing layers, and outsourcing technology and back office functions to improve scalability. Additionally, the company expects to realize approximately $100 million of efficiency benefits from enhancements to trade spend processes and tools.

The company expects the plan to provide a modest benefit to fiscal year 2016 earnings. More than half the savings are anticipated to be realized by the end of fiscal year 2017 with the balance achieved in fiscal year 2018. These savings are in addition to the approximately $150 million in cost reductions achieved by the company over the past two years and are expected to enhance the company’s cost-competitiveness, margins and agility, while also providing fuel for future brand-building and innovation initiatives.

The restructuring is expected to result in the elimination of approximately 1,500 positions or approximately 30% of the company’s global office-based workforce, and excludes any impact from the planned divestiture of the private label operations. Plant positions will not be eliminated in connection with this restructuring. ConAgra Foods estimates it will incur total non-recurring charges of approximately $345 million, substantially all of which are expected to be cash charges, over the next two to three years in connection with the restructuring.

The company also announced the relocation of its headquarters to Chicago, Ill. Beginning in the summer of 2016, approximately 700 employees will be located in the new offices in the city’s Merchandise Mart, including the company’s senior leadership team and certain functions of the Consumer Foods business, which are currently located in Omaha, Neb. and Naperville, Ill. The company will continue to maintain a significant presence in Omaha, including approximately 1,200 employees within key administrative functions, as well as research & development and supply chain management.

“Today’s announcements are important milestones as we continue to execute against our strategic plan to build a focused, higher-margin, more contemporary and higher-performing company,” said Sean Connolly, president and chief executive officer, ConAgra Foods. “We are making difficult, but necessary, decisions to enhance productivity, drive standardization and enhance flexibility to deliver improved profitability. And through our organization redesign, we will better harness the power of our front line by deploying our talent against our largest opportunities for future growth and value creation.”

Mr. Connolly continued, “Locating our headquarters and our largest business segment in Chicago places us in the heart of one of the world’s business capitals and consumer packaged goods centers, enhancing our ability to attract and retain top talent with a focus on brand building and innovation.”

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“Importantly, we will also retain a major presence in Omaha, where we have deep roots. Together with our new efficiency plan, we believe this geographic rebalancing will serve as a catalyst for improved organic and inorganic growth, and ultimately, stronger value creation for our shareholders.”

“We appreciate the strong support offered by both Mayor Rahm Emanuel and Governor Bruce Rauner during this process of evaluating a move to Chicago. Equally, we are grateful to Governor Pete Ricketts, Senator Heath Mello, Mayor Jean Stothert and Omaha Chamber President David Brown for the great support we have always received and continue to receive in Omaha. The decision to move headquarters was solely based on the strategic needs of our business and was not a city-vs-city exercise. We feel fortunate to have a meaningful relationship with two outstanding business centers,” concluded Connolly.

“I am thrilled to welcome ConAgra Foods’ worldwide corporate headquarters to Illinois,” Governor Bruce Rauner said. “ConAgra has relied on the hardworking men and women of Illinois for almost 30 years, with over hundreds of employees calling our state their home. We look forward to the opportunities created by ConAgra’s decision to invest in Illinois, and welcome them to their new home.”

“I am honored to welcome ConAgra Foods to the City of Chicago. By choosing Chicago as their new home, ConAgra Foods sees the same strengths that so many other companies see in relocating their headquarters here from our talent, to our transportation, to our quality of life,” said Mayor Rahm Emanuel. “This decision by ConAgra Foods further solidifies Chicago’s role as one of the world’s leading destinations for food processing companies. I look forward to watching them become part of Chicago’s future by creating even more jobs and opening up more opportunities for the residents of our city.”

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About ConAgra Foods

ConAgra Foods, Inc., (NYSE: CAG) is one of North America’s largest packaged food companies with branded and private label food found in 99 percent of America’s households, as well as a strong commercial foods business serving restaurants and foodservice operations globally. Consumers can find recognized brands such as Marie Callender’s®, Healthy Choice®, Slim Jim®, Hebrew National®, Orville Redenbacher’s®, Peter Pan®, Reddi-wip®, PAM®, Snack Pack®, Banquet®, Chef Boyardee®, Egg Beaters®, Hunt’s® and many other ConAgra Foods brands, along with food sold by ConAgra Foods under private labels, in grocery, convenience, mass merchandise, club and drug stores. Additionally, ConAgra Foods supplies frozen potato and sweet potato products as well as other vegetable, spice, and bakery products to commercial and foodservice customers. ConAgra Foods operates ReadySetEat.com, an interactive recipe website that provides consumers with easy dinner recipes and more. For more information, please visit us at www.conagrafoods.com.

Note on Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. These risks and uncertainties include, among other things: ConAgra Foods’ ability to successfully execute an exit option for its private label operations within the expected time frame or at all; ConAgra Foods’ ability to successfully execute its long-term value creation strategy; ConAgra Foods’ ability to realize the synergies and benefits contemplated by the Ardent Mills joint venture; risks and uncertainties associated with intangible assets, including any future goodwill or intangible assets impairment charges; the availability and prices of raw materials, including any negative effects caused by inflation or weather conditions; the effectiveness of ConAgra Foods’ product pricing, including product innovation, any pricing actions and changes in promotional strategies; the ultimate outcome of litigation, including litigation related to the lead paint and pigment matters; future economic circumstances; industry conditions; the effectiveness of ConAgra Foods’ hedging activities, including volatility in commodities that could negatively impact ConAgra Foods’ derivative positions and, in turn, ConAgra Foods’ earnings; ConAgra Foods’ ability to execute its operating and restructuring plans and achieve operating efficiencies; the success of ConAgra Foods’ cost-saving initiatives, innovation, and marketing investments; the competitive environment and related market conditions; the ultimate impact of any ConAgra Foods’ product recalls; access to capital; actions of governments and regulatory factors affecting ConAgra Foods’ businesses, including the Patient Protection and Affordable Care Act; the amount and timing of repurchases of ConAgra Foods’ common stock and debt, if any; the costs, disruption and diversion of management’s attention associated with campaigns commenced by activist investors; and other risks described in ConAgra Foods’ reports filed with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors and security holders are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. ConAgra Foods disclaims any obligation to update or revise statements contained in this press release to reflect future events or circumstances or otherwise.